SECURITIES PURCHASE AGREEMENT


SECURITIES PURCHASE AGREEMENT, dated as of October 18, 1999 between Elan International Services, Ltd., a Bermuda exempted limited liability company incorporated under the laws of Bermuda ("EIS"), and Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company").


                                R E C I T A L S:

                  A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, for aggregate consideration of $12,015,000 (the "Original Series D Issue Price"), 12,015 shares of a newly-created series of cumulative convertible exchangeable preferred stock, par value $0.01 per share, of the Company (the "Series D Preferred Stock"), which shall be issued to EIS pursuant to a Certificate of Designations in the form attached hereto as Exhibit A (the "Series D Certificate of Designations"), at a per share purchase price of $1,000.

                  B. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, for aggregate consideration that shall not exceed $4,005,000 (the "Original Series E Issue Price"), up to 4,005 shares of a newly-created series of cumulative convertible non-exchangeable preferred stock, par value $0.01 per share, of the Company (the "Series E Preferred Stock"), which, if issued, shall be issued to EIS pursuant to a Certificate of Designations in the form attached hereto as Exhibit B (the "Series E Certificate of Designations"), at a per share purchase price of $1,000.

                  C. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, for aggregate consideration of $5,000,000 (the "Original Series F Issue Price"), (i) 5,000 shares of a newly-created series of the Company's convertible, non-exchangeable preferred stock, par value $0.01 per share, of the Company (the "Series F Preferred Stock"), which shall be issued to EIS pursuant to a Certificate of Designations in the form attached hereto as Exhibit C (the "Series F Certificate of Designations", and together with the Series D Certificate of Designations and the Series E Certificate of Designations, the "Certificates of Designations") and (ii) a warrant to acquire 150,000 shares (subject to adjustment) of the common stock, par value $0.01 per share, of the Company (the "Sheffield Common Stock"), at an exercise price of $6.00 per share, pursuant to a warrant certificate in the form attached hereto as Exhibit D (the "Warrant", and together with the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred, collectively, the "Securities").

                  D. The Company has previously caused to be formed Sheffield Newco, Ltd., a Bermuda exempted limited liability company incorporated under the laws of Bermuda ("Newco"). The Company will acquire from Newco, for an aggregate purchase price of $12,015,000, (i) 12,000 shares of Newco's voting common stock (the "Newco Common Stock"), representing 100% of the outstanding shares of such class of stock, and (ii) 7,224 shares of Newco's non-voting, convertible preferred stock (the "Newco Preferred Stock"), representing, on a fully diluted basis, 30.1% of the outstanding shares of such class of stock. EIS will acquire from Newco, for an aggregate purchase price of $2,985,000, 4,776 shares of Newco Preferred Stock, representing, on a fully diluted basis, 19.9% of the outstanding  shares of such  class of  stock.  Newco has  entered  into  license arrangements (the "License Arrangements") with Elan Pharma International Limited, an Irish private company ("EPIL"), and with the Company for the purpose of developing and commercializing certain medical products as set forth in the documents that evidence the License Arrangements.

                  E. The parties intend, as provided herein, that all of the proceeds from the sale of (i) the Series D Preferred Stock shall be applied by the Company solely to fund the Company's initial investment in Newco and (ii) the Series E Preferred Stock shall be applied by the Company solely to fund the Company's subsequent development funding obligations in connection with Newco, in each case, as provided herein and as set forth in the Subscription, Joint Development and Operating Agreement, dated as of the date hereof, by and between Newco, Elan Pharma International Limited, EIS and the Company (the "Development Agreement").

                  F. The Company and EIS are executing and delivering on the date hereof a Registration Rights Agreement (the "Sheffield Registration Rights Agreements") in respect of the purchase of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and the Sheffield Common Stock underlying the Securities and any other shares of Sheffield capital stock (including shares of preferred stock issued as dividends upon the Series D Preferred Stock or Series E Preferred Stock) that may, at any time, be acquired or owned by EIS or its affiliates.

                  G. The Company,  EIS and Newco are executing and delivering on the date hereof a Registration Rights Agreement (the "Newco Registration Rights Agreements"), in respect of the purchase of Newco Common Stock and Newco Preferred Stock by the Company and EIS. This Agreement, the Securities, the Certificates of Designations, the Development Agreement, the Sheffield Registration Rights Agreements, the Newco Registration Rights Agreements, the Dividend Notes (as defined below) and each other document, promissory notes or instrument executed and delivered, or to be executed and delivered as contemplated hereby or thereby, in connection with the transactions contemplated hereby, (the "Transaction Documents").

                               A G R E E M E N T:

         The parties agree as follows:

                  SECTION 1. Closings. (a) Time and Place. The closing of the transactions contemplated hereby (the "Closing") shall occur on the date hereof (the "Closing Date") at such place as the parties may agree.

                  (b) Issuance of Securities. At the Closing, (x) the Company shall issue and sell to EIS, and EIS shall purchase from the Company (i) 12,015 shares of Series D Preferred Stock for an aggregate purchase price of $12,015,000 and (ii) 5,000 shares of Series F Preferred Stock and the Warrant for an aggregate purchase price of $4,397,500 and the surrender and cancellation of the Promissory Note, dated September 30, 1999, issued by the Company to EIS in the principal amount of $600,000.

                  (c) Delivery. At the Closing, EIS shall pay the purchase price for the Series D Preferred Stock, the Series F Preferred Stock and the Warrant by wire transfer to an account or accounts designated by the Company and the parties hereto shall execute and deliver to each other, as applicable: (i) a certificate or certificates for the shares of Series D Preferred Stock; (ii) the Warrant; (iii) a certificate or certificates for the shares of the Series F Preferred Stock; (iv) certificates as to the incumbency of the officers executing this Agreement; and (v) each of the other documents or instruments executed in connection herewith. In addition, at the Closing, the Company shall cause to be delivered to EIS an opinion of counsel in form and substance satisfactory to EIS.

                  (d) Additional Closings - Series E Preferred Stock. EIS shall be obligated, subject to the conditions set forth in Section 6, during the first 36 months immediately after the Closing Date, to purchase from the Company all or a portion of 4,005 shares of the Series E Preferred Stock for a purchase price per share of $1,000, in accordance with Section 6 hereof.

                  (e) Exemption from Registration. The Securities will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"); accordingly, the certificate or certificates evidencing the Securities, and any shares of Sheffield Common Stock, Newco Common

Stock or Newco Preferred Stock issuable upon the exercise, exchange or conversion of any of the Securities shall, upon issuance, contain the following legend:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT UNDER ANY CIRCUMSTANCES BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OF AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE
         CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

                  (f) Registration Rights Agreement. On the date hereof, the Company and EIS shall execute and deliver (i) the Sheffield Registration Rights Agreement, covering the resale by EIS of the Sheffield Common Stock issuable upon conversion, exercise or exchange of any of the Securities and (ii) the Newco Registration Rights Agreement, covering the resale by EIS and the Company of the Newco Common Stock issuable, directly or indirectly, upon exchange of any of the Securities.

                  SECTION 2. Representations and Warranties of the Company. (a) Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. As of the date hereof, the Company is qualified and in good standing to do business in jurisdictions set forth on
Schedule 2(a), which constitute all of the jurisdictions in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, prospects, properties or condition (financial or otherwise) of the Company (a "Material Adverse Effect").

                  (b) Capitalization. As of the date hereof, (i) the authorized capital stock of the Company consists of (A) 60,000,000 shares of Sheffield Common Stock, par value $0.01 per share and (B) 3,000,000 shares of Preferred Stock, par value $0.01 per share, (w) 23,000 shares of which have been designated as Series C Cumulative Preferred Stock, par value $0.01 per share ("Series C Preferred Stock"), (x) 21,000 shares of which have been designated Series D Preferred Stock, (y) 9,000 shares of which have been designated as Series E Preferred Stock and (z) 5,000 shares of which have been designated as Series F Preferred Stock. As of the date hereof, 27,296,346 shares of Sheffield Common Stock were issued and outstanding; 12,556 shares of Series C Preferred Stock were issued and outstanding; and no shares of Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock were issued and outstanding.

                  (ii) Except as listed in Schedule 2(b), as of the date hereof, there are no options, warrants or other rights outstanding to purchase or otherwise acquire, or any securities convertible into, any of the Company's authorized capital stock. Other than as set forth in this Agreement and as described in Schedule 2(b), there are no agreements, arrangements or understandings concerning the voting, acquisition or disposition of any of the Company's outstanding securities to which the Company is a party or of which it is otherwise aware entered into since June 30, 1998. Other than as set forth in
Schedule 2(b) or in the Registration Rights Agreements, since June 30, 1998 the Company has not entered into any agreement to register any of the Company's outstanding securities under the U.S. federal securities laws relating to securities that have not already been registered under the Securities Act.

                  (iii) All of the outstanding shares of capital stock of the Company have been issued in accordance with applicable state, federal and foreign laws and regulations governing the sale and purchase of securities, all of such shares have been duly and validly issued and all such shares are fully paid and non-assessable, and none of such shares carries preemptive or similar rights.
                                      -3-

                  (c) Authorization of Transaction Documents. The Company has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the Transaction Documents (including the issuance and sale of the Securities) have been authorized by all requisite corporate actions by the Company; and the Transaction Documents, including the issuance and sale of the Securities, have been duly executed and delivered by the Company and are the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

                  (d) No Violation. The execution, delivery and performance by the Company of the Transaction Documents (including the issuance and sale of the Securities and the issuance of all securities issuable upon the conversion, exchange or exercise of any of the Securities), and compliance with the provisions thereof, will not (i) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of their respective properties or assets or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Company under its Certificate of Incorporation, as amended, its Certificates of Designations (in the various forms to be filed as provided herein) or By-laws, or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a Material Adverse Effect. As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature, except for such conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (e) Approvals. Except as set forth on Schedule 2(e), no material permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of the Transaction Documents, including the issuance and sale of the Securities and the securities issuable upon the conversion, exchange or exercise of any of the Securities, by the Company. Except as set forth on Schedule 2(e), there is no approval of the Company's stockholders required under any applicable statute, rule or regulation in connection with the execution and delivery the Transaction Documents or the consummation of the transactions contemplated thereby, including the filing of the Certificates of Designations, the issuance of the Securities and the securities issuable upon the conversion, exchange or exercise of any of the Securities and the listing of the shares of Sheffield Common Stock issuable upon the conversion, exercise or exchange of any of the Securities on the American Stock Exchange.

                  (f) Filings, Taxes and Financial Statements. (i) The Company has filed its annual report on Form 10-K for the year ended December 31, 1998 (the "Annual Report"), its related proxy materials and the quarterly report on Form 10-Q for the quarter ended June 30, 1999 (the "Quarterly Report," together with the Annual Report, including all exhibits and schedules required to be filed in connection therewith, the "SEC Filings") with the Securities and Exchange Commission, the American Stock Exchange, Inc., and any other required person or entity (governmental or otherwise) in a timely manner and as otherwise required by applicable laws and regulations, including the federal securities laws. The audited financial statements of the Company for the fiscal year ended December 31, 1998 included in the Annual Report (the "Audited Financial Statements"), and the Company's unaudited balance sheet for the period ending June 30, 1999, together with the accompanying statements of operations and cash flows including the notes thereto in the Quarterly Report (the "June Financial Statements"; collectively, with the Audited Financial Statements, the "Financial Statements") are accurate and complete in all material respects and fairly present the financial condition of the Company as at the dates thereof and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be otherwise indicated in such financial statements or the notes thereto), subject, in the case of the June Financial Statements, to normal year-end audit adjustments (which shall not be material in the aggregate) and the absence of footnote disclosures.

                  (ii) The Company has filed in a timely manner all material federal, state, local and foreign tax returns, reports and filings (collectively, "Returns"), including income, franchise, property and other taxes, and has paid or accrued the appropriate amounts reflected on such Returns. None of the Returns have been, or as of the date hereof and to the knowledge of the Company, are currently being, audited or challenged, nor has the Company received any notice of challenge nor have any of the amounts or other data included in the Returns been challenged or reviewed by any governmental authority.

                  (iii)  Except as  disclosed  in the SEC  Filings  or listed in
Schedule 2(f), which sets forth a true and accurate list and description of any employee benefit plans maintained or sponsored by the Company or to which the Company is required to make contributions, the Company does not maintain, sponsor, and is not required to make contributions to or otherwise have any liability with respect to any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy or understanding (whether written or oral), whether or not such plan is intended to be qualified under Section 401(a) of the Code, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which plan covers any employee or former employee of the Company.

                  (g) Absence of Changes. Except as set forth on Schedule 2(g), since June 30, 1999 there has not been (a) any material adverse change in the business, properties, condition (financial or otherwise), operations or prospects of the Company; (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, condition (financial or otherwise), operations or prospects of the Company; (c) any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) in respect of the capital stock of the Company (other than in respect of the Company's outstanding Series C Preferred Stock), or any redemption or other acquisition of such stock by the Company; (d) any disposal or lapse of any trade secret, invention, patent, trademark, trademark registration, service mark, service mark registration, copyright, copyright registration, or any application therefor or filing in respect thereof that had a Material Adverse Effect; (e) loss of the services of any of the key officers or key employees of the Company that had a Material Adverse Effect; (f) other than with EIS, its subsidiaries and affiliates, any incurrence of or entry into any liability, mortgage, lien, commitment or transaction, including without limitation, any borrowing (or assumption or guarantee thereof) or guarantee of a third party's obligations, or capital expenditure (or lease in the nature of a conditional purchase of capital equipment) in excess of $100,000; or (g) any material change by the Company in accounting methods or principles or (h) any change in the assets, liabilities, condition (financial or otherwise), results or operations or prospects of the Company from those reflected on the Quarterly Report, except changes in the ordinary course of business that have not, individually or in the aggregate, had a Material Adverse Effect.

                  (h) No Liabilities. Except as set forth in the Quarterly Report attached hereto, the Company has not incurred or suffered any liability or obligation, matured or unmatured, contingent or otherwise, except in the ordinary course of business that have individually or in the aggregate, had a Material Adverse Effect.

                  (i) Properties and Assets; Etc. (i) The SEC Filings disclose all patents and other intellectual property material to the business and operations of the Company and all applications therefore and licenses, sublicenses or agreements in respect thereof which the Company owns or has the right to use or to which the Company is a party (the "Proprietary Rights"). The Proprietary Rights are adequate for the conduct of the Company's business. Except as set forth in the SEC Filings, the agreements evidencing the License Arrangements, the licenses of Proprietary Rights to or from Systemic Pulmonary Delivery, Ltd. or where the absence of which would not have a Material Adverse Effect, (A) the Company is the sole and exclusive owner of all rights, title and interest to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, (B) the Company does not have knowledge of any basis for any claim of infringement or misappropriation contesting the validity or Company's right to use any Proprietary Rights; (C) all of such patents, trademark registrations, service mark registrations, trade name registrations and copyrights and copyright registrations, whether foreign or domestic, have been duly issued and have not been canceled, abandoned, or otherwise terminated; and (D) all of the Company's patent applications, trademark applications, service mark applications, trade name applications and copyright applications have been duly filed.

                  (ii) Each of the contracts listed as an exhibit to the Company's SEC Filings is a legal and valid agreement binding upon each of the parties thereto and is in full force and effect except where the expiration or termination have not, individually or in the aggregate, had a Material Adverse Effect. To the best knowledge of the Company, there is no breach or default by any party thereunder that had a Material Adverse Effect. Such contracts constitute all material agreements, arrangements or understandings required to be included as an exhibit in such reports under Item 601 of the Securities and Exchange Commission Regulations.

                  (iii) The Company has and maintains adequate and sufficient insurance, including liability, casualty and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

                  (iv) The Company,  its business and  properties and assets are in compliance, in all material respects, with all applicable laws and regulations, including without limitation, those relating to (a) health, safety and employee relations, (b) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment, and (c) the development, commercialization and sale of pharmaceutical and biotechnology products, including all applicable regulations of the U.S. Food and Drug Administration and comparable foreign regulatory authorities.

                  (j) Legal Proceedings, etc. Except as set forth on Schedule 2(j), there is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or, to the Company's best knowledge, threatened against the Company, or any director, officer or employee of the Company, which is required to be described in the SEC Filings and is not so described. The Company is not in violation of, or default under, any material laws, judgments, injunctions, orders or decrees of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to its business.

                  (k) Disclosure. The Company's SEC Filings and periodic reports subsequently filed under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the representations and warranties set forth herein and the Transaction Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and therein not misleading in light of circumstances in which they were made.

                  (l) Brokers or Finders. The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by the Transaction Documents, other than Tucker Anthony Cleary Gull, the fee of which are payable solely by the Company.

                   SECTION 3. Representation and Warranties of EIS. EIS hereby represents and warrants to the Company as follows:

                  (a) Organization. EIS is a corporation duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. EIS is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business or condition (financial or otherwise) of EIS.

                  (b) Authorization of Agreement. EIS has full legal right, power and authority to enter into this Agreement and perform its obligations hereunder, which have been duly authorized by all requisite corporate action. This Agreement and the purchase of the Securities are the valid and binding obligations of EIS, enforceable against them in accordance with their terms.

                  (c) No Conflicts. The execution, delivery and performance by EIS of this Agreement, the purchase and acceptance of the Securities and compliance with provisions hereof by EIS, will not (i) violate any provisions of applicable law, statute, rule or regulation applicable to EIS or any ruling, writ, injunction, order, judgment or decree of any court, arbitration, administrative agency or other governmental body applicable to EIS or any of its properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time to both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of EIS under its Certificate of Incorporation or By-laws or any material contract to which EIS is party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on EIS.

                  (d) Approvals. No permit, authorization, consents or approval of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement (including the funding and acceptance thereof) by EIS.

                  (e) Investment Representations. (i) EIS is an "accredited investor" as defined in Rule 501(a) of Regulation D. EIS is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents, has the capacity to protect its own interests, has reviewed the SEC Filings, and is aware of the risk factors relating to an investment in the Company as disclosed in such filings. EIS has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to distribute or sell any part thereof; provided, that EIS shall be permitted to convert, exchange or exercise such Securities and/or transfer them as permitted herein and under applicable law. EIS has been afforded the opportunity to ask questions of, and receive information about, the Company and its business and prospects, from management and representatives of the Company, and has relied on its own independent judgment in making a judgment about an investment in the Securities.

                  (ii) Nothing contained in this Section 3(e) shall limit any of the Company's representations or warranties or limit EIS's recourse in respect thereof.

                  (iii) EIS has not retained any investment banker, broker or finder in connection with the transactions contemplated by the Transaction Documents.

                  SECTION 4. Covenants of the Company. (a) Non-disclosure. From and after the date hereof, neither the Company nor EIS shall disclose to any person or entity (other than its directors, officers and agents who need to know such information in connection with the transactions described herein and the other Transaction Documents, each of whom shall be informed of this confidentiality provision and in respect of whose breaches the Company shall be responsible) the content of this Agreement or any of the other Transaction Documents or the substance of the transactions described herein, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except to the extent required by applicable laws, regulations or administrative or judicial processes in respect of press releases, periodic reports or other public disclosure prepared in good faith by the Company or EIS; provided, that EIS and the Company shall each provide the other with a reasonable opportunity to review such releases or reports prior to release. This Section 4(a) shall not be construed to prohibit disclosure of any information which has not been previously determined to be confidential by EIS or the Company, or which shall have become publicly disclosed (other than by breach obligations of the Company or EIS hereunder).

                  (b) Fully-diluted Stock Ownership. (i) Notwithstanding any other provision of this Agreement, in the event that EIS shall have determined that at any time it (together with its affiliates, if applicable) holds or has the right to receive Sheffield Common Stock (or securities or rights, options or warrants exercisable, exchangeable or convertible for or into Sheffield Common Stock) representing in the aggregate in excess of 19.9% of the outstanding Sheffield Common Stock (assuming any such exercise, exchange or conversion, but not the exercise, exchange or conversion of any other similar securities) or EIS has otherwise determined that Elan would be required to equity account for its investment in Sheffield, EIS shall have the right (but not the obligation), in its sole discretion, rather than acquiring such securities from the Company, to exchange such number of securities as are necessary so that Elan shall not have to equity account, for non-voting, convertible, liquidation preferred stock of the Company on terms mutually acceptable to the Company and EIS such that EIS will not be required to account for its investments under the equity method. In the event that EIS shall undertake to exercise such right, EIS shall retain the additional right to assign all or a portion of such convertible securities (including Sheffield Common Stock issuable upon conversion thereof) to its affiliates. Each of EIS and the Company shall use commercially reasonable efforts to effect such transactions and any required subsequent conversions or adjustments to EIS's securities position, on a quarterly basis, within 15 business days of the end of each of EIS's fiscal quarter.

                  (ii) In the event that, after the first anniversary of the date hereof, the payment to EIS of any dividend in kind upon the Series D Preferred Stock or the Series E Preferred Stock would result in EIS's fully-diluted ownership of Sheffield Common Stock to exceed 49.9%, such excess dividends (I.E., dividends paid in kind, the payment of which would result in EIS's fully-diluted ownership of Sheffield Common Stock exceeding 49.9%) shall be paid to EIS through the issuance by the Company to EIS, in lieu of dividends, of promissory notes with an aggregate principal amount equal to the amount of such excess dividend that would otherwise be paid in kind (collectively, the "Dividend Notes"). The Dividend Notes shall (i) bear interest of 7.0% per annum, compounded semi-annually, compounding to commence six months after issuance, which shall be payable through the issuance of additional Notes of like tenor and (ii) mature and become immediately due and payable in full in cash on the sixth anniversary of the date thereof.

                  (c) Certain Preemptive Rights. For a period of four years from and after the date hereof, EIS shall be entitled to participate in any convertible or exchangeable debt, equity, warrant or convertible securities financing (the "Preemptive Right") undertaken by the Company (each, a "Capital Raising"), in order that EIS may maintain its then current PRO RATA percentage equity ownership interest (on a fully diluted basis) of the Company. Notwithstanding the foregoing, the Preemptive Right shall terminate and be of no further force and effect at such time as equity ownership interest of EIS and its affiliates in the Company falls below 5%, on a fully-diluted basis. Such participation by EIS shall be on terms no less attractive to EIS than those offered to any other potential investor in a Capital Raising financing; provided, that such Preemptive Right shall not apply to (i) any BONA FIDE offering to the public pursuant to the Securities Act, or (ii) an offering of securities solely in connection with (A) an acquisition of assets, merger, consolidation or similar transaction with an unaffiliated third party, or (B) an employee stock option plan.

                  (d) Use of Proceeds. The Company shall use all of the aggregate proceeds of the sale of the Series D Preferred Stock and the Series E Preferred Stock solely for the purpose of meeting its capitalization and funding commitments to Newco.

                  SECTION 5. Additional Covenants of the Parties. (a) Right of Conversion. (i) EIS may, pursuant to the Series D Certificate of Designations, after the second anniversary of the date hereof and prior to the sixth anniversary of the date hereof, convert the Series D Preferred Stock into Sheffield Common Stock as set forth in the Series D Certificate of Designations (the "Series D Conversion Right").

                  (ii) EIS may, pursuant to the Series E Certificate of Designations, after the second anniversary of the date hereof and prior to the sixth anniversary of the date hereof, convert the Series E Preferred Stock into Sheffield Common Stock as set forth in the Series E Certificate of Designations (the "Series E Conversion Right", and together with the Series D Conversion Right, collectively, the "Conversion Rights").

                  (b) Rights of Exchange. (i) NEWCO EQUITY EXCHANGE RIGHT. (A) EIS may, at its option and in accordance with the Series D Certificate of Designations, exchange in whole the originally issued shares of Series D
Preferred Stock, any Series D Preferred Stock issued as a dividend upon outstanding Series D Preferred Stock, and all outstanding Dividend Notes held by EIS, its subsidiaries and affiliates, for all shares of Newco Preferred Stock issued by Newco to the Company pursuant to the Development Agreement, thereby increasing EIS's fully-diluted ownership of outstanding Newco Common Stock to [REDACTED], on a fully converted basis, assuming the conversion of such exchanged shares of Newco Preferred Stock and all shares of Newco Preferred Stock previously issued to EIS as described in Recital D above (the "Equity Exchange Right"). After the exercise of the Equity Exchange Right and the receipt by EIS of Newco Preferred Stock convertible, together with all shares of Newco Preferred Stock previously issued to EIS, into [REDACTED] of the outstanding Newco Common Stock, (I) the shares of Series D Preferred

Stock exchanged shall be cancelled and no longer entitle the holder thereof to any rights with respect to the Company, and (II) all Dividend Notes shall be immediately cancelled.

                           (B) The Equity  Exchange  Right shall  terminate upon
the earlier of (x) exercise of the Series D Conversion Right by EIS and (y) the sixth anniversary of the date hereof.

                           (C) If EIS exercises the Equity Exchange  Right,  EIS
shall, at its option, either (i) cause to be paid to the Company within thirty days of the consummation of such equity exchange an amount equal to [REDACTED] of the aggregate amount provided to Newco (by or on behalf of the Company and EIS and their respective affiliates and subsidiaries) to fund the agreed upon initial research and development budget of Newco (the "Development Funding") from and after the Closing Date and prior to the date of exercise of the Equity Exchange Right, (ii) surrender to the Company for cancellation shares of the Series E Preferred Stock with an aggregate liquidation preference equal to [REDACTED] of the aggregate amount of Development Funding provided to Newco (by or on behalf of the Company and EIS and their respective affiliates and subsidiaries) from and after the Closing Date and prior to the date of exercise of the Equity Exchange Right, or (iii) elect to satisfy such obligation with a combination of the payment methods set forth in clauses (i) and (ii) above.

                  (ii) SHEFFIELD DEBT EXCHANGE. All shares of Series D Preferred Stock (including all shares issued as dividends thereon), all shares of Series E Preferred (including all shares issued as dividends thereon) and all outstanding Dividend Notes shall be exchanged by the Company for one or more promissory notes with an aggregate principal amount equal to the sum of (A) the aggregate principal amount of all outstanding Dividend Notes and all accrued and unpaid interest thereon, (B) the aggregate liquidation preference of all shares of Series D Preferred Stock (including all shares issued as dividends thereon and all accrued but unpaid dividends thereon) and (C) the aggregate liquidation preference of all shares of Series E Preferred Stock (including all shares issued as dividends thereon and all accrued but unpaid dividends thereon) (the "Debt Exchange"), unless on or before the first anniversary of the Closing Date, the Company has provided to EIS (and any permitted transferee of EIS) written evidence that (I) the issuance of the Series D Preferred Stock and the Series E Preferred Stock and the issuance and listing upon the American Stock Exchange ("AMEX") of the shares of Sheffield Common Stock to be issued upon the conversion of the Series D Preferred Stock and the Series E Preferred Stock has been approved or ratified by the stockholders of the Company in accordance with the General Corporation Law of the State of Delaware and the rules and regulations of the AMEX or (II) that such approval or ratification is not required by the applicable rules of the AMEX. The promissory notes to be issued upon the consummation of the Debt Exchange shall be in the form attached to the Series D Certificate of Designations, the Series E Certificate of Designations and the Dividend Notes.

                  (c) Further Assurances. From and after the date hereof, each of the parties hereto agree to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable, to carry into effect the purposes of this Agreement and the other Transaction Documents or to better to assure and confirm unto each other their respective rights, powers and remedies hereunder and thereunder.
                                      -9-

                  SECTION 6. Series E Preferred Stock. (a) Issuance. (i) As of the date hereof and until the date which is the 36 month anniversary of the date hereof, EIS shall be required, at the Company's option as exercised by written notice to EIS, to purchase shares of Series E Preferred Stock, to be issued pursuant to the Series E Certificate of Designations, for aggregate consideration of up to $4,005,000, at a price per share of $1,000 and [REDACTED].

                  (b) Conditions to the Purchase of Series E Preferred Stock. It shall be a condition to EIS's obligation to purchase the Series E Preferred Stock that (A) each of the representations and warranties set forth in Section 2 of this Agreement shall be true and correct in all material respects as if the date hereof were the proposed funding date thereof; provided, that any reference to the Quarterly Report shall refer to the most recent quarterly report on Form 10-Q and/or any report filed pursuant to Section 13 of the Exchange Act, required to be filed by the Company under applicable law immediately prior to such funding date and SEC Filings shall refer to all filings required to be made by the Company under applicable law on or prior to such date, (B) there shall be no default or breach in any material respect by the Company or Newco of a material obligation under any of the Transaction Documents or any other agreement between the Company or Newco or any of its affiliates, on the one hand, and EIS or any of their affiliates, on the other hand, and [REDACTED].

                  SECTION 7. Survival and Indemnification. (a) Survival Period. The representations and warranties of the Company and EIS contained herein shall survive for a period of one year from and after the date hereof.

                  (b) Indemnification. In addition to all rights and remedies available to the parties hereunder at law or in equity, each party hereto (in such capacity, an "Indemnifying Party") shall indemnify each other party hereto, and its respective affiliates, and its respective affiliates' stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Person"), and save and hold each Indemnified Person harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), that any such Indemnified Person may suffer, sustain, incur or become subject to, as a result of, in connection with, relating, or incidental, to or by virtue of:

                           (i) any  misrepresentation  or breach of  warranty on
the part of the Indemnifying Party under Section 2 or 3 of this Agreement; or

                           (ii) any  nonfulfillment,  default  or  breach of any
covenant or agreement on the part of the Indemnifying Party under Section 4, 5 or 6 of this Agreement.

                  (c) Maximum Recovery. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be liable for indemnification under this Section 7, the Transaction Documents, or otherwise, in an amount in excess of [REDACTED] in the aggregate. No Indemnified Party shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Party, when aggregated with all previous Losses hereunder, equal or exceed $50,000; and after the $50,000 threshold is reached, each Indemnified Person shall be entitled to be indemnified for the amount of all claims arising hereunder in excess of $50,000.

                  (d) Exception. Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination that is final and no longer appealable that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein) the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorney's fees) of the Indemnifying Party reasonably incurred in connection with the Indemnified Party's claim for indemnity, together with interest at the rate per annum publicly announced by Morgan Guaranty Trust Company as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Indemnifying Party.

                  (e) Investigation. All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to the extent provided in Section 7(b) above, irrespective of any investigation, inquiry or examination made for or on behalf of the Indemnified Person or the acceptance of any certificate or opinion.

                  (f)  Contribution.  If the  indemnity  provided  for  in  this
Section 7 is in whole or in part  unavailable to any  Indemnified  Person due to
Section 7(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 7(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. Subject to
Section 7(g) hereunder, the indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 7 shall survive the expiration of the Transaction Documents. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claims or other proceedings.

                  (g) Limitation. No claim shall be brought by an Indemnified Person in respect of any misrepresentation or breach of warranty under this Agreement after one year from and after the date hereof; and any claim for nonfulfillment, default or breach of any covenant shall be brought within one year of the date that such Indemnified Person became aware or should have become aware of the nonfulfillment, default or breach. Except as set forth in the previous sentence and in Section 7(c) above, this Section 7 is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or the other Transaction Documents.

                  SECTION 8. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery service or by registered or certified airmail, return receipt requested and postage prepaid, addressed as follows:

                           (i) if to the Company:

                                 Sheffield Pharmaceuticals, Inc.
                                 South Winton Court
                                 3136 Winton Road South
                                 Suite 306
                                 Rochester, NY  14623
                                 Attention: Chairman

                           and

                                 Sheffield Pharmaceuticals, Inc.
                                 425 South Woodsmill Road
                                 St. Louis, Missouri 63017-3441
                                 Attention: Chief Executive Officer

                           with a copy to:

                                 Olshan Grundman Frome, Rosenzweig & Wolosky LLP 505 Park Avenue
                                 New York, NY  10022
                                 Attention: Daniel J. Gallagher

                           (ii) if to EIS:

                                 Elan International Services, Ltd.
                                 Flatts, Smiths Parish
                                 Bermuda, FL04
                                 Attention: Director

                                 with a copy to:

                                 Brock Silverstein LLC
                                 800 Third Avenue, 21st Floor
                                 New York, New York 10022
                                 Attention: Scott Rosenblatt

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 8. Any such notice or communication shall be deemed to have been received (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery service, on the second business day after the date when sent and (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted. Notice hereunder may be given on behalf of the parties by their respective attorneys.

                  SECTION 9. Entire Agreement. This Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

                  SECTION 10. Amendments. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

                  SECTION 11. Counterparts and Facsimile. The Transaction Documents may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission.

                  SECTION 12. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

                  SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws. Each of the parties hereby irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in the county, city and state of New York over any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents; and each hereby waives the defense of an inconvenient forum for the maintenance of such an action.

                  SECTION 14. Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

                  SECTION 15. Public Releases; Etc. The parties shall reasonably agree upon the contents of any press release or releases and other public disclosure in respect of the transactions contemplated hereby, and except as may otherwise be required by applicable law or judicial or administrative process or which the Company concludes in good faith is required by applicable securities laws and regulations.

                  SECTION 16. Schedules, etc. All statements contained in any exhibit or schedule delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder.

                  SECTION 17. Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, subject to compliance with the representations and warranties contained in Section 3(e) of this Agreement. This Agreement, the Transaction Documents, and the Securities may be assigned by EIS to its affiliates and subsidiaries.

                  SECTION 18. Currency. All references to "$" or dollars herein shall mean United States dollars.

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.


                               SHEFFIELD PHARMACEUTICALS, INC.


                               By: /s/ Loren G. Peterson
                                   -------------------------
                                  Name:
                                  Title:


                               ELAN INTERNATIONAL SERVICES, LTD.


                               By:/s/ Kevin Insley
                                  ---------------------------
                                  Name:
                                  Title: